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                                                                   EXHIBIT F-3.2

              THE POWERGEN PLC PROPOSED STRUCTURE FOR INVESTMENT
                             IN LG&E ENERGY CORP.

     This exhibit describes and explains the purpose of the corporate structure that PowerGen plc ("PowerGen") intends to use for its acquisition of all of the issued and outstanding shares of LG&E Energy Corp. ("LG&E Energy"). The structure described below is the proposed structure of the PowerGen system as it relates to LG&E Energy immediately after the acquisition of LG&E Energy is completed, which is the point when PowerGen will register as a holding company under the Public Utility Holding Company Act of 1935, as amended. The following points should be noted in connection with the structure:

1. The purpose of this structure is to permit both reinvestment and repatriation of the profits of LG&E Energy in a tax efficient manner. The intermediate companies between PowerGen and PowerGen US Investments Corp. are formed solely for the purposes of this transaction and are directly or indirectly wholly owned by PowerGen. The parties note that this structure provides insulation to the U.S. jurisdictional operations by separating them from the remainder of the group under a holding company (PowerGen US Investments Corp.) incorporated in the United States.

2. The diagram set forth below is the current intended structure based on our best understanding of the relevant tax treatment to be afforded the companies and their interaction with management imperatives. However, it is possible that as a result of future changes in tax or accounting rules or other related matters, the structure will need to change to some extent prior to closing. Any changes in the structure prior to the closing of the transaction will be reflected in an amendment to the Application/Declaration on Form U-1.

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     The diagram below assumes that the purchase price for LG&E Energy is $3.23 billion.

                           ------------------
                              Powergen plc
                           ------------------
                                   |
                           ------------------     -----------------
         External Debt
           $3.23bn         Powergen US Holdings    Powergen Capital
        ---------------          Limited                   Co
                           --------------------   -----------------
                                   |   Loan $3.23bn
                -----------------      ------------------
                   Powergen US         Ergon US
                 Investments Ltd       Investments Ltd
                -----------------      ------------------
                        |
             ------------------------  --------------------
             Powergen Luxembourg SARL   Powergen Luxembourg
             ------------------------   Securities SARL
                        |              --------------------
             ------------------------
             Powergen Luxembourg
             Holdings SARL
           ---------------------
             |          |
             |          |
--------------------    |
Powergen Luxembourg     | 10%
Investments SARL        |
--------------------    |
            90% |       |
                |       |
                ------------------
                   Powergen US
                   Partnership
                ------------------
                        |
                ------------------
                  Powergen US
                Investments Corp.
                ------------------
                        |
                ------------------
                LG&E Energy Corp.
                and Subsidiaries
                ------------------

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